EXHIBIT 23.2


                                     CONSENT


SNODGRASS
Certified Public Accountants and Consultants


Board of Directors
Belmont Bancorp

We consent to the use of our report dated May 19, 1999, included in the 1998 Annual Report to Security Holders of the Company incorporated by reference in the Amended Annual Report on Form 10-K/A incorporated herein by reference.


/s/ S. R. SNODGRASS, A.C.

Wheeling, West Virginia
January 11, 2000